UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2020

CALADRIUS BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

110 Allen Road, Second Floor, Basking Ridge, NJ 07920
(Address of Principal Executive Offices)(Zip Code)

(908) 842-0100
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLBS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Principal Officers; Election of Officers; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(d)    On July 28, 2020, the Board of Directors (the “Board”) of Caladrius Biosciences, Inc. (the “Company”)  appointed Dr. Michael H. Davidson as a Class III member of the Company’s Board effective immediately. Dr. Davidson will serve as a member of the Science & Technology Committee and the Nominating & Governance Committee of the Board.

Dr. Davidson is a nationally recognized expert in lipidology and has been named one of "The Best Doctors in America" by Best Doctors Inc. for the past 10 years. Dr. Davidson was the co-founding Chief Medical Officer of Omthera Pharmaceuticals in 2008, which was later acquired by Astra Zeneca Pharmaceutical in 2013. He also founded the Chicago Center for Clinical Research, which became the largest investigator site in the United States and was acquired by Pharmaceutical Product Development in 1996. His research and clinical development background encompass both pharmaceutical and nutritional clinical trials, including extensive research on statins, novel lipid-lowering drugs, and omega-3 fatty acids. Michael is board-certified in internal medicine, cardiology and clinical lipidology and served as President of the National Lipid Association from 2010 to 2011. He received his BA and MS from Northwestern University and an MD from The Ohio State University School of Medicine.

As a non-employee director, Dr. Davidson is entitled to receive cash compensation and grants of stock options or other equity awards in accordance with the arrangements in effect for non-employee directors of the Company and its committees. In connection with his appointment to the Company’s Board, Dr. Davidson will receive a grant of restricted stock units of the Company’s common stock, with a value of $120,000, with one-third of the shares vesting annually on each of the first, second and third anniversaries of the grant date.

There are no arrangements or understandings between Dr. Davidson and any other person pursuant to which he was selected as a member of the Board. The Company is not aware of any transaction in which Dr. Davidson has an interest requiring disclosure under Item 404(a) of Regulation S-K. On July 28, 2020, the Company issued a press release announcing the appointment of Dr. Davidson to the Board. A copy of this press release is filed as Exhibit 99.1 to this current report.

Item 9.01. Financial Statement and Exhibits.

Exhibit No.	Description
99.1	Press release, dated July 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALADRIUS BIOSCIENCES, INC.

By: /s/ David J. Mazzo
Name: David J. Mazzo, PhD
Title: President and Chief Executive Officer
Dated: July 28, 2020